UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2016
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on April 13, 2016 (the “Petition Date”), Peabody Energy Corporation, a Delaware corporation (“Peabody Energy” or the “Company”) and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.
As described below, on August 3, 2016, the Debtors filed a motion with the Bankruptcy Court seeking an order to approve certain rigorous incentive plans for the Company’s executive leadership team (the “ELT”) and (2) a modification to the compensation program for the independent directors (the “Directors”) on the Company’s board of directors (such motion (Docket No. 0997), the “Motion”). The ELT is comprised of the Company’s six executive officers: President and Chief Executive Officer; President – Australia; President – Americas; Executive Vice President and Chief Financial Officer; Executive Vice President and Chief Legal Officer, Government Affairs and Corporate Secretary; and Group Executive Marketing & Trading.
Brief Background
On the Petition Date, one of the motions that the Debtors filed was the Wage & Benefit Motion (Docket No. 0018), which sought to allow the Debtors to continue to pay non-ELT employees’ prepetition and postpetition wages, health and welfare benefit and incentive programs, including the Non-Insider Long Term Incentive Plan (the “Non-Insider LTIP”) and the Non-Insider Short Term Incentive Plan (the “Non-Insider STIP”). The Debtors' main reason for seeking approval of the Non-Insider LTIP and the Non-Insider STIP was to ensure that eligible non-insider employees are rewarded for their contributions to the Debtors’ operations. The Bankruptcy Court entered an order granting in part the Wage & Benefit Motion on April 14, 2016 (Docket No. 0109), which order granted the Debtors’ requests except for the Debtors’ request for authority to continue and perform under the Non-Insider LTIP. On May 17, 2016, the Bankruptcy Court granted final approval of the Wage & Benefit Motion as to the Non-Insider LTIP (Docket No. 0517).
In addition, to help keep operations stable and retain critical mid-level managers and other key non-insider employees, the Debtors also filed a motion with the Bankruptcy Court seeking authority to pay retention awards to these non-insiders under a key employee retention plan (the “KERP” and such motion (Docket No. 0632), the “KERP Motion”), which KERP Motion was approved on June 16, 2016 (Docket No. 0776).
The motions and orders regarding the Non-Insider LTIP, the Non-Insider STIP and the KERP are available at: www.kccllc.net/Peabody.
Motion Overview
The ELT is not eligible to participate in the Non-Insider STIP, the Non-Insider LTIP or the KERP. On August 3, 2016, the Debtors filed the Motion with the Bankruptcy Court seeking an order approving the key employee incentive plan (the “KEIP”) for the ELT and the 2016 and 2017 executive leadership short term incentive plans for the ELT (the “ELT-STIP,” and together with the KEIP, the “Incentive Plans”). The Motion also seeks approval of a modification of the Directors’ compensation.

Prior to the Motion, the Directors were to receive (for 2016) $240,000 in compensation (plus applicable Chairman or committee chairperson retainers), consisting of a $110,000 annual cash retainer, $65,000 in deferred cash, and $65,000 in deferred stock units that vest monthly. The Motion seeks to reduce this total compensation to a single $175,000 annual cash retainer (plus applicable Chairman or committee chairperson retainers) during the pendency of the Chapter 11 Cases and discontinue the deferred cash and deferred stock units.
A brief description of the Incentive Plans is below. The descriptions below and the proposed changes in Director compensation described above are qualified in their entirety by reference to the Motion, which is available at www.kccllc.net/Peabody.
Incentive Plans
Purpose of the Incentive Plans
The Incentive Plans are designed to incentivize the ELT to achieve rigorous performance goals that are critical to the interests of the Debtors and that will enhance the value of the Debtors’ estates for all stakeholders. Due to the rigor of the Incentive Plans’ goals, it is possible that ELT members may receive no payment at all under these Incentive Plans. As described in the Motion, each ELT member’s target direct compensation is expected to decrease compared to his or her prepetition target compensation level even if the Incentive Plans are authorized and target performance is achieved (for the ELT as a whole, by approximately 26%).
Highlights of the ELT-STIP
The ELT-STIP is a modified version of the Non-Insider STIP, and the modifications generally increase the level of performance required to achieve the applicable financial metric to incentivize the ELT to produce superior results for the Debtors’ estates. There are two performance metrics under the ELT-STIP: (1) achievement of adjusted earnings before interest, taxes, depreciation, amortization and restructuring costs (“EBITDAR”) targets, which comprises 75% of the ELT’s target award opportunity; and (2) achievement of certain safety improvement targets, which comprises 25% of the ELT’s target award opportunity.
Each member of the ELT is eligible to earn a target award equal to 80% of annual base salary, or 110% of annual base salary in the case of the President and Chief Executive Officer, under the ELT-STIP. Earned awards, if any, will be determined based on the Company’s performance, first for calendar year 2016, and then for calendar year 2017. In general, performance against the applicable goals will result in 100% payout for target performance, 150% payout for maximum performance, 40% payout for threshold performance, and 0% payout for performance below threshold levels.
Highlights of the KEIP
The KEIP is a long-term incentive intended to incentivize the ELT to drive value for stakeholders during the Chapter 11 Cases, with the expectation that this performance will maximize value available to creditors and other stakeholders in the plan of reorganization. Accordingly, the KEIP is comprised of one performance period running from the Petition Date through the date that the Debtors emerge from the Chapter 11 Cases—the effective date of a plan of reorganization.
Awards, if any, under the KEIP will be determined based on the level of achievement in each of the following four performance metric categories: (1) Consolidated EBITDAR (Excluding Australia), which comprises 30% of the ELT’s target award opportunity; (2) Australian EBITDAR, which comprises 10% of the ELT’s target award opportunity; (3) Consolidated Cash Flow (Before Restructuring Costs), which comprises 40%

of the ELT’s target award opportunity; and (4) Environmental Reclamation, which comprises 20% of the ELT’s target award opportunity. As discussed in the Motion, the majority of the ELT’s target award opportunity is tied directly to financial metrics; however, the Company wanted to also incentivize the ELT to focus on the Company’s commitment to reclaim mined land in an environmentally responsible manner by improving the ratio of disturbed land to reclaimed land during the pendency of the Chapter 11 Cases.
Each member of the ELT has a target award opportunity under the KEIP equal to a percentage of annual base salary (President and Chief Executive Officer (175%); President–Australia (125%); President–Americas (125%); Executive Vice President and Chief Financial Officer (150%); Executive Vice President and Chief Legal Officer, Government Affairs and Corporate Secretary (125%); and Group Executive Marketing & Trading (100%)). Performance against the applicable goals will result in payouts, weighted per the applicable metric category, as follows: (1) Australian EBITDAR and Consolidated Cash Flow (Before Restructuring Costs) goals will result in 100% payout for target performance, 150% payout for maximum performance, 50% payout for threshold performance, and 0% payout for performance below threshold levels; (2) performance against the Consolidated EBITDAR (Excluding Australia) goal will result in 100% payout for target performance, 150% payout for maximum performance, 33% payout for threshold performance, and 0% payout for performance below threshold level; and (3) performance against the Environmental Reclamation goal will result in 100% payout for target performance, 150% payout for maximum performance, 25% payout for threshold performance, and 0% payout for performance below threshold levels.
The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

August 4, 2016	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch Title: Chief Legal Officer